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                                                                    EXHIBIT 23.2


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of AvalonBay Communities, Inc. (formerly Bay Apartment Communities, Inc.) on Form S-8 (File No. 333-16837), Form S-8 (File No. 333-56089), Form S-3 (File No.
333-16647), Form S-3 (File No. 333-15407), Form S-3 (File No. 333-62855) and
Form S-3 (File No.333-60875) of our report dated January 30, 1998, on our audits of the consolidated financial statements of AvalonBay Communities, Inc. as of December 31, 1997, and for the years ended December 31, 1997 and 1996, which report is included in this Annual Report on Form 10-K.




                                                    /s/ COOPERS & LYBRAND L.L.P.


San Francisco, California
March 29, 1999